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                        INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the 20th day of October, 1994 between VAN ECK ASSOCIATES CORPORATION, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the "Advisor"), and VAN ECK FUNDS, a Massachusetts Business trust having its principal place of business in New York, New York (the "Trust").

WHEREAS, the Trust is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Advisor is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940; and

WHEREAS, the Trust is authorized to issue shares of beneficial interest with each series; and in separate series representing interests in a separate portfolio of securities and other assets:

WHEREAS, the Trust intends to initially offer its shares in one such series, namely, Global Hard Assets Fund (the "Fund" or "Initial Series") and invest the proceeds in securities, the Trust desires to retain the Advisor to render investment advisory and accounting and administrative services hereunder and with respect to which the Advisor is willing so to do;

NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.  APPOINTMENT OF ADVISOR.

The Trust hereby appoints the Advisor to act as investment advisor and administrator to the Fund for the period and on the terms herein set forth. The Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.  DUTIES OF ADVISOR.

The Advisor, at its own expense, shall furnish the following services and facilities to the Trust:

(a)  Investment Program.
     ------------------

The Advisor will (i) furnish continuously an investment program for the Fund
(ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested, and (iii) make
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changes on behalf of the Trust in the investments. The Advisor also will manage, supervise and conduct such other affairs and business of the Trust and matters incidental thereto, as the Advisor and the Trust agree, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Master Trust Agreement of the Trust, the Trust's By-laws and the 1940 Act.

(b)  Accounting and Administrative Services
     --------------------------------------

(i) The Advisor, at its own expense, will perform the following accounting functions on an ongoing basis:

     (1) Journalize the Initial Series' investment, capital share and income and expense activities;

     (2) Verify investment buy/sell trade tickets when received from the Initial Series and transmit trades to the Trust's custodian for proper settlement;

     (3)  Maintain individual ledgers for investment securities;

     (4) Reconcile cash and investment balances of the Initial Series with the Trust's custodian, and provide the Initial Series with the beginning cash balance available for investment purposes;

     (5) Update the cash availability throughout the day as required by the Initial Series;

     (6) Post to and prepare the Trust's Statement of Assets and Liabilities and the Statement of Operations;

     (7)  Calculate various contractual expenses (e.g., transfer agency fees);

     (8) Control all disbursements from the Initial Series and authorize such disbursements upon written instructions from authorized Initial Series officers and agents;

     (9)  Calculate capital gains and losses;

     (10) Determine the Initial Series' net income;

     (11) Obtain security market quotes, at the Initial Series' expense, from services approved by the Trust, or if such quotes are unavailable, obtain such prices from the Initial Series investment advisor, and in either case calculate the market value of the Trust's investments;

     (12) Deliver a copy of the daily portfolio valuation to the Initial Series;

     (13) Compute the net asset value of the Initial Series:

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     (14)  Compute the Initial Series' yields, total return, expense ratios, portfolio turnover rate;

     (15) Monitor the expense accruals and notify the Initial Series of any proposed adjustments; and

     (16)  Prepare periodic unaudited financial statements.

(ii) In addition to the accounting services described in the foregoing Paragraph 2(b)(i), the Advisor will provide or arrange for the following services:

     (1)   Prepare periodic audited financial statements;

     (2) Supply various statistical data as requested by the Board of Trustees of the Trust on an ongoing basis;

     (3) Prepare for execution and file the Initial Series' Federal and state tax returns;

     (4) Prepare and file the Initial Series' Semi-Annual Reports with the SEC on Form N-SAR;

     (5) Prepare and file with the Securities and Exchange Commission the Trust's annual, semi-annual, and quarterly shareholder reports;

     (6) File registration statements on form N-1 A and other filings relating to the registration of Shares;

     (7) Monitor the Initial Series' status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended;

     (8)   Maintain the Initial Series' fidelity bond as required by the 1940
           Act;

     (9) Prepare materials for and record the proceedings of, in conjunction with the officers of the Trust, the meetings of the Trust's Board of Trustees; and

     (10) Prepare any other regulatory reports to and for any federal, local or state agency as may be required.

In carrying out its duties hereunder, as well as any other activities undertaken on behalf of the Initial Series pursuant to this Agreement, the Advisor shall at all times be subject to the control and direction of the Board of Trustees of the Trust.

(c)  Office Space and Facilities.
     ---------------------------

The Advisor will arrange to furnish the Trust office space in the offices of the Advisor, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and

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telephone service required for managing the investments of the Trust.

(d)  Personnel.
     ---------

The Advisor shall provide executive and clerical personnel for managing the investments of the Trust, and shall compensate officers and Trustees of the Trust if such persons are also employees of the Advisor or its affiliates, except as otherwise provided herein.

(e)  Portfolio Transactions.
     ----------------------

The Advisor shall place all orders for the purchase and sale of portfolio securities for the account of the Trust with brokers or dealers selected by the Advisor, although the Trust will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(d). In executing portfolio transactions and selecting brokers or dealers, the Advisor will use its best efforts to seek on behalf of the Trust the best overall terms available. In assessing the best overall terms available for any transaction, the Advisor shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Trust and/or the other accounts over which the Advisor or an affiliate of the Advisor exercises investment discretion. The Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Advisor or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Advisor or its affiliates provided that the Advisor does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in a manner the Advisor deems equitable among the accounts involved.

(f)  Right to Receive Advice.
     -----------------------

(i)  Advice of Initial Series.  If the Advisor shall be in doubt as to any
     ------------------------
     action to be taken or omitted by it, it may request, and shall receive, from the Initial Series directions or advice.

(ii) Advice of Counsel.  If the Advisor or the Initial Series shall be in doubt
     -----------------
     as to any question of law involved in any action to be taken or omitted by the

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       Advisor, it may request advice at the Initial Series' cost from counsel of its own choosing (who may be counsel for the Advisor or the Initial Series, at the option of the Advisor).

(iii)  Protection of the Advisor.  The Advisor shall be protected in any action
       -------------------------
       or inaction which it takes in reliance on any directions or advice received pursuant to subsections (i) or (ii) of this paragraph which the Advisor, after receipt of any such directions or advice in good faith believes to be consistent with such directions or advice as the case may be. However, nothing in this paragraph shall be construed as imposing upon the Advisor any obligation (i) to seek such directions, or advice or
       (ii) to act in accordance with such directions or advice when received. Nothing in this subsection shall excuse the Advisor when an action or omission on the part of the Advisor constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Advisor of its duties under this Agreement.

3.     EXPENSES OF THE TRUST

The Advisor shall not bear the responsibility for or expenses associated with operational, accounting or administrative services on behalf of the Trust not expressly assumed by the Advisor hereunder. The expenses to be borne by the Trust include, without limitation:

       (a) charges and expenses of any registrar, stock, transfer or dividend disbursing agent, custodian, depository or other agent appointed by the Trust for the safekeeping of its cash, portfolio securities and other property;

       (b) general operational, administrative and accounting costs, such as the costs of calculating the Trust's net asset value, the preparation of the Trust's tax filings with relevant authorities and of compliance with any and all regulatory authorities;

       (c)  charges and expenses of auditors and outside accountants;

       (d) brokerage commissions for transactions in the portfolio securities of the Trust;

       (e) all taxes, including issuance and transfer taxes, and corporate fees payable by the Trust to Federal, state or other U.S. or foreign governmental agencies;

       (f)  the cost of stock certificates representing shares of the Trust;

       (g) expenses involved in registering and maintaining registrations of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, if applicable;

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     (h)  all expenses of shareholders' and Trustees' meetings, including meetings of committees, and of preparing, setting in type, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to shareholders;

     (i) all expenses of preparing and setting in type offering documents, and expenses of printing and mailing the same to shareholders (but not expenses of printing and mailing of offering documents and literature used for any promotional purposes);

     (j) compensation and travel expenses of Trustees who are not "interested persons" of the Advisor within the meaning of the 1940 Act;

     (k) the expense of furnishing, or causing to be furnished, to each shareholder statements of account;

     (l) charges and expenses of legal counsel in connection with matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust's corporate and financial structure, day to day legal affairs of the Trust and relations with its shareholders, issuance of Trust shares, and registration and qualification or securities under Federal, state and other laws;

     (m) the expenses of attendance at professional meetings of organizations such as the Investment Company Institute by officers and Trustees of the Trust, and the membership or association dues of such organizations;

     (n) the cost and expense of maintaining the books and records of the Trust;

     (o) the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act and the expense of obtaining and maintaining an errors and omissions policy;

     (p)  interest payable on Trust borrowing;

     (q)  postage; and

     (r) any other costs and expenses incurred by the Advisor for Trust operations and activities, including but not limited to the organizational costs of the Trust if initially paid by the Advisor.

4.  COMPENSATION

For the, services and facilities to be provided to the Trust by the Advisor as provided in Paragraph 2 hereof, the Trust shall pay the Advisor a fee at the annual rate set

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forth in Exhibit A ("Annual Fee"). The Trust shall pay such amounts monthly, based on the Fund's average daily net assets, as reflected in the books and records of the Trust in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust.

5.   SUB-INVESTMENT ADVISORS.

(a)  Appointment of Sub-Investment Advisors.
     --------------------------------------

Subject to the terms of the Agreement, the Master Trust Agreement and the 1940 Act, the Advisor, at its expense, may select and contract with investment advisors ("Sub -Investment Advisors") to provide all or a portion of the investment advisory services to be furnished by the Advisor hereunder. Any contract with a Sub-Investment Advisor shall be subject to the written approval of the Trust.

(b)  Responsibility of Advisor.
     -------------------------

So long as the Sub-Investment Advisor serves as investment advisor to all or a portion of the Fund's assets, the obligation of the Advisor under this Agreement shall be, subject in any event to the control of the Board of Trustees of the Trust, to determine and review with the Sub-investment Advisor investment policies of the Fund with respect to the assets managed by the Sub-Investment Advisor and the Sub-Investment Advisor shall have the obligation of furnishing continuously an investment program and making investment decisions for the Fund, adhering to applicable policies and restrictions and of placing all orders for the purchase and sale of portfolio securities for the Fund with respect to such assets. The Advisor shall compensate any Sub-investment Advisor to the Fund for its services to the Fund.

(c)  Termination of Sub-Investment Advisory Agreement.
     ------------------------------------------------

The Trust or the Advisor may terminate the services of the Sub-investment Advisor at any time in its sole discretion, and at such time the Advisor shall assume the responsibilities of the Sub-investment Advisor unless and until a successor Sub-Investment Advisor is selected.

6.  TRUST TRANSACTIONS.

The Advisor agrees that neither it nor any of its officers, directors, employees or agents will take any long- or short-term position in the shares of the Trust; provided, however, that such prohibition shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment at the price (net asset value) at which such shares are available to the public at the time of purchase or as part of the initial capital of the Trust.

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7.  RELATIONS WITH TRUST.

Subject to and in accordance with the Amended and Restated Master Trust Agreement and By-Laws of the Trust and the Articles of Incorporation and By-Laws of the Advisor, respectively, it is understood (i) that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Advisor (or any successor thereof) as directors, officers, or otherwise; (ii) that directors, officers, agents and shareholders of the Advisor are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and
(iii) that the Advisor (or any such successor) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Master Trust Agreement and By-laws.

8.  LIABILITY OF ADVISOR AND OFFICERS AND TRUSTEES OF THE TRUST.

Neither the Advisor nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Advisor or such persons against any liability to the Trust or its shareholders to which the Advisor might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

9.  DURATION AND TERMINATION OF THIS AGREEMENT.

(a)  Duration.
     --------

This Agreement shall become effective on the date hereof for the Initial Series. Unless terminated as herein provided, this Agreement shall remain in full force and effect until May 1, 1996 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Trust, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)  Additional Series.
     -----------------

As additional series, other than the Initial Series, are established, the Agreement shall become effective with respect to each such series listed in Exhibit A at the Annual Fee set forth in such Exhibit upon the initial public offering of such new series, provided that the Agreement has previously been approved for continuation as provided in subsection (a) above.

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(c)  Termination.
     -----------

This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Advisor, on sixty (60) days written notice to the other party.

(d)  Automatic Termination.
     ---------------------

This Agreement shall automatically and immediately terminate in the event of its assignment.

10.  PRIOR AGREEMENT SUPERSEDED.

This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

11.  SERVICES NOT EXCLUSIVE.

The services of the Advisor to the Trust hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others and to engage in other activities.

12. MISCELLANEOUS.

    (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.  LIMITATION OF LIABILITY.

The Term Van Eck Funds means and refers to the Trustees from time to time serving under the Amended and Restated Master Trust Agreement of the Trust dated February 6, 1992, as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Amended and Restated Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and the Trust, acting as such, and neither such authorization by such officer shall be deemed to have been made by any of them

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personally, but shall bind only the assets and property of the Trust as provided in its Amended and Restated Master Trust Agreement.

     In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


[SEAL]                                       VAN ECK FUNDS



                                             By /s/ John C. van Eck
Attest: /s/ Thaddeus Leszczynski             President


[SEAL]                                       VAN ECK ASSOCIATES CORPORATION



                                             By /s/ Rodger Lawson
Attest: /s/ Thaddeus Leszczynski             President

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                                   EXHIBIT A


                                         Annual Advisory Fee
Name of Series                           (as a % of average daily net assets)
--------------                           ------------------------------------

Global Hard Assets Fund                                 1.00%